Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-3 of our report dated September 23, 2026 with respect to the audited consolidated financial statements of NeoVolta, Inc. for the years ended June 30, 2026 and 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 23, 2026